As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFESTITCH MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962080
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4400 Biscayne Boulevard, Miami, Florida 33137

(Address of Principal Executive Offices)

SafeStitch Medical, Inc. 2007 Incentive Compensation Plan, As Amended

(Full title of the plan)

Joshua B. Weingard, Esq.

Chief Legal Officer

SafeStitch Medical, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(Name and address of agent for service)

(305) 575-4602

(Telephone number, including area code, of agent for service)

With a copy to:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	3,000,000	$0.45-$0.55	$1,495,300	$203.96

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.001 par value per share (“Common Stock”), of SafeStitch Medical, Inc. (the “Registrant”) which become issuable under the SafeStitch Medical, Inc. 2007 Incentive Compensation Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on: (i) the weighted average exercise price of options previously granted under the Plan to purchase an aggregate of 1,547,000 of the 3,000,000 shares registered hereunder at $0.45 per share; and (ii) with respect to the remaining 1,453,000 shares registered hereunder, the average of the high and low prices of the Common Stock on the OTCBB on July 22, 2013.

Explanatory Note

At the Annual Meeting of Stockholders of SafeStitch Medical, Inc. (the “Company”) held on June 6, 2011, the stockholders of the Company approved an amendment to the SafeStitch Medical, Inc. 2007 Incentive Compensation Plan (as so amended and subsequently amended as described below, the “Plan”) to increase the aggregate number of shares of the Company’s common stock, $0.001 par value (the “Common Stock”), authorized for issuance under the Plan by 1,000,000 shares of Common Stock from 2,000,000 shares of Common Stock to 3,000,000 shares of Common Stock. At the Annual Meeting of Stockholders of the Company held on June 19, 2012, the Company’s stockholders approved a second amendment to the Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 2,000,000 shares of Common Stock from 3,000,000 shares of Common Stock to 5,000,000 shares of Common Stock.

The Company previously filed a Registration Statement on Form S-8 on August 12, 2009 (File No. 333-161291) registering the issuance of the initial 2,000,000 shares of the Company’s Common Stock under the Plan (the “Earlier Registration Statement”). The additional shares to be registered by this Registration Statement are of the same class as those covered by the Earlier Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on April 1, 2013;

(b) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed on May 15, 2013;

(c) The Company’s Current Reports on Form 8-K filed on January 2, 2013, February 28, 2013, March 26, 2013 (other than the information furnished therein pursuant to Item 7.01 of Form 8-K) and June 18, 2013;

(d) The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2013 that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(e) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on July 30, 1991 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

See “Exhibit Index” below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 26th day of July, 2013.

SAFESTITCH MEDICAL, INC.

By:	/s/ Jeffrey G. Spragens
Jeffrey G. Spragens Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Jeffrey G. Spragens and James J. Martin, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey G. Spragens Jeffrey G. Spragens	Chief Executive Officer and President (Principal Executive Officer)	July 26, 2013

/s/ Jane H. Hsiao, Ph.D. Jane H. Hsiao, Ph.D.	Chairman of the Board of Directors	July 26, 2013

/s/ Chao Chen, Ph.D. Chao Chen, Ph.D.	Director	July 26, 2013

/s/ Dr. Charles Filipi Dr. Charles Filipi	Director	July 26, 2013

/s/ Steven D. Rubin Steven D. Rubin	Director	July 26, 2013

/s/ Richard Pfenniger, Jr. Richard Pfenniger, Jr.	Director	July 26, 2013

/s/ Kevin Wayne Kevin Wayne	Director	July 26, 2013

/s/ James J. Martin James J. Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2013

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Counsel

23.1	Consent of EisnerAmper LLP

23.2	Consent of Counsel (contained in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature pages hereto).